Exhibit 99.1

NexTier Announces First Quarter 2023 Financial and Operational Results

HOUSTON, Texas (April 25, 2023) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported first quarter 2023 financial and operational results.
Shareholder return program
•Repurchased 5.9 million shares for $53.4 million in the first quarter of 2023
•Through Q1, repurchased a total of 17.4 million shares for $166.4 million, representing 7% of shares outstanding prior to commencement of the program in October 2022
First Quarter 2023 Results and Recent Highlights
•Total revenue of $935.7 million, a 7% sequential increase
•Net income of $254.0 million, or $1.07 per diluted share, compared to $133.0 million, or $0.54 per diluted share in the prior quarter. Net income for the first quarter is inclusive of a tax valuation allowance release of $107.4 million
•Adjusted net income(1) of $156.4 million, or $0.66 per diluted share, compared to $145.8 million, or $0.59 per diluted share in the prior quarter
•Adjusted EBITDA(1) of $227.6 million, compared to $212.7 million in the prior quarter
•Net cash from operations of $173.3 million and free cash flow(1) of $76.3 million
•Exited first quarter of 2023 with total liquidity of $630.5 million, including $218.5 million of cash and undrawn ABL; no term loan maturities until 2025

Management Commentary
“As anticipated, the first quarter for NexTier was very strong. We delivered another quarter of improved operational and financial performance, demonstrating both the resiliency and consistency of our strategy,” commented Robert Drummond, President and Chief Executive Officer of NexTier. “Our views on the long-term commodity markets are unchanged from prior updates, and we continue to believe US land will be called upon to fill a significant share of the growing global oil and natural gas demand over the long-term. Our customers are taking this longer-term view with regards to their own capital deployment, and thus we have not seen a material demand response to recent volatility in the markets. Absent a more severe macro event than what is being predicted today, we do not anticipate any material change in their behavior.”

Mr. Drummond concluded, “This consistent discipline from our customer base is yet another sign that the US land oil and gas industry has matured from prior cycles. We believe this steady approach by our customers, combined with similar discipline by the service companies, creates long-term value for both and provides return on investments that can support the long-term steady transition of the frac fleet to natural gas fueled power, as well as cash for returns for our mutual shareholders. This disciplined win-win model was not part of the prior cycle playbooks.”

“We once again saw returns step higher, while generating meaningful free cash flow despite normal seasonal working capital headwinds,” said Kenny Pucheu, Executive Vice President and Chief Financial Officer of NexTier. “Our strategy to maximize free cash flow and returns has remained very consistent since the start of the cycle. We delivered another quarter of meaningful capital returns to shareholders, and we will continue to use our buyback program to take advantage of the current share price. We see our free cash flow accelerating significantly as we progress through the year and we will continue to invest in the highest return projects, including through potential value creating M&A.”

First Quarter 2023 Financial Results
Revenue totaled $935.7 million in the first quarter of 2023, compared to $870.9 million in the fourth quarter of 2022. The 7% sequential improvement in revenue was primarily driven by improved net and gross pricing compared to the fourth quarter and very strong execution to start the year, with continued progress in our wellsite integration strategy.
Net income totaled $254.0 million, or $1.07 per diluted share, in the first quarter of 2023, compared to net income of $133.0 million, or $0.54 per diluted share, in the fourth quarter of 2022. The Company recognized a $107.4 million non-cash tax benefit related to the partial release of a valuation allowance on our deferred tax assets. This release reflects improved market conditions and the Company’s expectation to utilize these deferred tax assets in the coming years. Adjusted net income totaled $156.4 million, or $0.66 per diluted share, in the first quarter of 2023, compared to adjusted net income of $145.8 million, or $0.59 per diluted share, in the fourth quarter of 2022.
Selling, general and administrative expense (“SG&A”) of $39.7 million in the first quarter of 2023, compared to $36.9 million in the fourth quarter of 2022. Adjusted SG&A(1) totaled $30.3 million in the first quarter of 2023, compared to adjusted SG&A of $29.7 million in the fourth quarter of 2022.
Adjusted EBITDA totaled $227.6 million in the first quarter of 2023, compared to adjusted EBITDA of $212.7 million in the fourth quarter of 2022.
First Quarter 2023 Management Adjustments
EBITDA(1) for the first quarter of 2023 was $217.8 million. When excluding net management adjustments of $9.8 million, adjusted EBITDA for the first quarter was $227.6 million. Management adjustments included $8.9 million in non-cash stock compensation expense and a net $0.9 million in other adjustments.
Adjusted net income of $156.4 million includes a management adjustment for the partial release of the valuation allowance of $107.4 million.
Completion Services
Revenue in our Completion Services segment totaled $895.6 million in the first quarter of 2023, compared to $829.8 million in the fourth quarter of 2022. Adjusted gross profit(1) in this segment totaled $252.6 million in the first quarter of 2023, compared to $227.5 million in the fourth quarter of 2022.
Well Construction and Intervention Services
Revenue in our Well Construction and Intervention Services segment, totaled $40.1 million in the first quarter of 2023, compared to $41.1 million in the fourth quarter of 2022. Adjusted gross profit in this segment totaled $9.1 million in the first quarter of 2023, compared to adjusted gross profit of $10.5 million in the fourth quarter of 2022.
Balance Sheet and Capital
Total debt outstanding as of March 31, 2023 was $358.0 million, net of debt discounts and deferred financing costs and excluding finance lease obligations. As of March 31, 2023, total available liquidity was $630.5 million, comprised of cash of $218.5 million and $412.0 million of available borrowing capacity under our asset-based credit facility, which remains undrawn.
Total cash provided by operating activities during the first quarter of 2023 was $173.3 million and cash used by investing activities was $96.9 million, resulting in free cash flow of $76.3 million in the first quarter of 2023.
Outlook
For the second quarter of 2023, we expect moderate sequential revenue growth, with adjusted EBITDA expected to improve once again. We expect our frac equipment to remain sold out, with strong demand for our services continuing in oil basins. Given very high industry frac equipment utilization and the widening service quality bifurcation we are seeing amongst our peer group, we do not anticipate that we will have a need to change our pricing strategy.
Consistent with prior guidance, our 2023 capital expenditure budget remains within our guide at 8-9% of revenue with spending weighted towards the first half of the year.

We expect to generate approximately $500 million of free cash flow in 2023.

Mr. Drummond concluded, “Despite recent commodity volatility, our 2023 outlook is essentially unchanged from the prior update. Demand for our services remains very strong in oil basins, and our high-end customer base is increasingly recognizing the value we are creating, as we continuously look for new ways to lower completion costs and raise efficiency, while also lowering emissions. We see this as the best path forward for the industry as we strive to help our customers maximize their financial returns without sacrificing our own returns.”
Conference Call Information
On April, 26, 2023, NexTier will hold a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to

discuss first quarter 2023 financial and operating results. Hosting the call will be Robert Drummond, President and Chief Executive Officer, Kenneth Pucheu, Executive Vice President and Chief Financial Officer, and Matt Gillard, Executive Vice President and Chief Operating Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com, or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160 and referencing NexTier Oilfield Solutions. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 7828455. The replay will be available until May 3, 2023. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.
(1)Non-GAAP Financial Measures. The Company has included in this press release or discussed on the conference call described above certain non-GAAP financial measures, some of which are calculated on segment basis or product line basis. These measurements provide supplemental information which management believes is useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. You should not consider them in isolation from, or as a substitute for, analysis of our results under GAAP.
Non-GAAP financial measures include EBITDA, adjusted EBITDA, adjusted gross profit, adjusted net income, adjusted net income per share, free cash flow, adjusted SG&A, net debt, invested capital, average invested capital, return on invested capital, annualized return on invested capital, and adjusted annualized return on invested capital. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes EBITDA, adjusted EBITDA, adjusted gross profit, adjusted net income, adjusted net income per share, and adjusted SG&A provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. Management also uses adjusted EBITDA to set targets and to assess the performance of the Company. The Company believes free cash flow, and net debt provide investors a useful measure to assess management’s effectiveness in the areas of profitability and capital management. Invested capital, average invested capital, return on invested capital, annualized return on invested capital, and adjusted annualized return on invested capital are presented based on the Company’s belief that these non-GAAP measures are useful information to investors and management when comparing profitability and the efficiency with which capital has been employed over time relative to other companies.
For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.
Non-GAAP Measure Definitions: EBITDA is defined as net income adjusted to eliminate the impact of interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted with certain items management does not consider in assessing ongoing performance. Adjusted gross profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted net income is defined as net income adjusted with certain items management does not consider in assessing ongoing performance. Adjusted net income per share is defined as (i) adjusted net income, (ii) divided by the number of weighted average shares outstanding. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, excluding any acquisitions. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for non-cash stock compensation and other non-routine items. Net debt is defined as (i) total debt, net of unamortized debt discount and unamortized deferred financing costs, (ii) subtracting cash and cash equivalents. Invested capital is defined as the sum of (a) long-term operating lease liabilities, less current maturities, (b) plus long-term finance lease liabilities, less current maturities, (c) plus long-term debt, net of unamortized deferred financing cost and unamortized debt discounts, less current maturities (d) plus total stockholder’s equity. Average invested capital is defined as the average of the beginning and ending invested capital. Return on invested capital is defined as (i)

net income, (ii) divided by average invested capital during the period. Annualized return on invested capital is defined as (i) annualized net income for a given quarter (ii) divided by average invested capital during the period. Adjusted annualized return on invested capital is defined as (i) annualized adjusted net income for a given quarter, (ii) divided by average invested capital during the period.
Forward-Looking Statements and Where to Find Additional Information
This press release and discussion in the conference call described above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release or made during the conference call described above, including guidance for 2023 and beyond and other outlook information (including with respect to the industry in which NexTier conducts its business), statements regarding our future operating results, financial position, business strategy, plans and objectives of management for future operations, and expectation regarding the capabilities and impact of our products and services on our operating results and financial position, are forward-looking statements within the meaning of the PSLRA. Statements of assumptions underlying or relating to our forward-looking statements are also forward-looking statements. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflect,” “see,” “should,” “target,” “will,” and “would,” or the negative or plural thereof, and similar expressions, are intended to identify such forward-looking statements. Any forward-looking statements contained in this presentation or in oral statements made in connection with this presentation speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. These factors and risks include, but are not limited to, (i) NexTier’s business strategy, plans, objectives, expectations and intentions; (ii) NexTier’s future operating results; (iii) dependence on capital spending and well completion by the onshore oil and natural gas industry and demand for services in the industry in which NexTier conducts its business; (iv) the variability of crude oil and natural gas commodity prices; (v) changing regional, national or global economic conditions, including oil and gas supply and demand and the impact of geopolitical conditions on those prices; (vi) the competitive nature of the industry in which NexTier conducts its business, including pricing pressures; (vii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (viii) the effect of government regulation, including regulations of hydraulic fracturing, and the operating hazards of NexTier’s business; (ix) the effect of a loss of, or the financial distress of, or interruption in operations of one or more NexTier suppliers, materials or customers; (x) the ability to maintain the right level of commitments under NexTier’s supply agreements; (xi) impact of new technology on NexTier’s business; (xii) impact of any legal proceedings, liability claims and external investigations; (xiii) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xiv) the ability to identify, effect and integrate acquisitions, divestitures and future capital expenditures and the impact of such transactions; (xv) environmental, social, and governance matters, including investor focus and industry perception; (xvi) the ability to employ a sufficient number of skilled and qualified workers; (xvii) the ability to service debt obligations and access capital; (xviii) the market volatility of our stock; (xix) the impact of our stock buyback program, (xx) our ability to maintain effective information technology systems and the impact of cybersecurity incidents on our business, (xxi) the impact of inflation on our business, and (xxii) other risks detailed in NexTier’s latest Annual Report on Form 10-K, including, but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC website or www.NexTierOFS.com. “Forward-looking statements” also include, among other things, (a) statements about NexTier’s ability to participate in any shareholder return program and (b) statements regarding NexTier’s business strategy, its business and operation plan (including its ability to execute on its well site integration strategy), its future performance (including expected financial results), and its capital allocation strategy. There may be other factors of which NexTier is currently unaware or deem immaterial that may cause its actual results to differ materially from the forward-looking statements. NexTier assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. The contents of any website referenced in this presentation are not incorporated herein by reference.
Additional information about the Company can be found in its periodic reports and other filings with the SEC, available at www.sec.gov or www.NexTierOFS.com. The contents of the Company’s website is not incorporated herein by reference.
Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer

Michael Sabella
Vice President - Investor Relations and Business Development
michael.sabella@nextierofs.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022

Revenue	$935,672	$870,857
Operating costs and expenses:
Cost of services	673,944	632,890
Depreciation and amortization	58,645	58,760
Selling, general and administrative expenses	39,681	36,867
Merger and integration	161	3,000
Loss (gain) on disposal of assets	3,770	(4,456)
Total operating costs and expenses	776,201	727,061
Operating income	159,471	143,796
Other expense:
Other expense, net	(280)	(2,697)
Interest expense, net	(6,198)	(6,514)
Total other expense	(6,478)	(9,211)
Income before income taxes	152,993	134,585
Income tax benefit (expense)(1)	101,000	(1,600)
Net income	$253,993	$132,985

Net income per share: basic	$1.09	$0.55
Net income per share: diluted	$1.07	$0.54

Weighted-average shares: basic	233,158	241,519
Weighted-average shares: diluted	237,072	247,980

(1)    During the three months ended March 31, 2023, the Company recognized a $107.4 million tax benefit associated with the partial release of a valuation allowance on its deferred tax assets based on improved market conditions and the Company’s expectation to utilize these deferred tax assets in the coming years.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$218,501	$218,476
Trade and other accounts receivable, net	487,905	397,197
Inventories, net	66,261	66,395
Prepaid and other current assets	40,936	43,947
Total current assets	813,603	726,015
Operating lease right-of-use assets	26,471	18,659
Finance lease right-of-use assets	79,324	43,714
Property and equipment, net	764,310	679,513
Goodwill	192,780	192,780
Intangible assets	48,395	50,586
Deferred income taxes	107,426	—
Other noncurrent assets	13,611	15,901
Total assets	$2,045,920	$1,727,168
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$335,417	$202,936
Accrued expenses	234,379	281,715
Customer contract liabilities	19,377	19,377
Current maturities of operating lease liabilities	8,588	6,083
Current maturities of finance lease liabilities	54,409	19,855
Current maturities of long-term debt	14,086	14,004
Other current liabilities	7,572	9,368
Total current liabilities	673,828	553,338
Long-term operating lease liabilities, less current maturities	17,267	13,267
Long-term finance lease liabilities, less current maturities	10,172	11,925
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	343,895	347,425
Other non-current liabilities	12,642	11,294
Total non-current liabilities	383,976	383,911
Total liabilities	1,057,804	937,249
Stockholders’ equity:
Common stock	2,305	2,340
Paid-in capital in excess of par value	952,951	1,007,492
Retained earnings (deficit)	27,798	(226,195)
Accumulated other comprehensive income	5,062	6,282
Total stockholders’ equity	988,116	789,919
Total liabilities and stockholders’ equity	$2,045,920	$1,727,168

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022
Completion Services:
Revenue	$895,564	$829,800
Cost of services	642,929	602,326
Depreciation and amortization and (gain) loss on sale of assets, net	58,823	50,194
Net income	193,812	177,280
Adjusted gross profit(1)	$252,635	$227,474

Well Construction and Intervention Services:
Revenue	$40,108	$41,057
Cost of services	31,015	30,564
Depreciation and amortization and (gain) loss on sale of assets, net	603	699
Net income	8,490	9,794
Adjusted gross profit(1)	$9,093	$10,493

(1)The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022
Net income	$253,993	132,985
Interest expense, net	6,198	6,514
Income tax (benefit) expense	(101,000)	1,600
Depreciation and amortization	58,645	58,760
EBITDA	$217,836	199,859
Plus management adjustments:
Acquisition, integration and expansion(1)	$161	3,000
Non-cash stock compensation(2)	8,853	7,114
Divestiture of business(3)	547	(27)
Loss on equity security investment(4)	—	196
Insurance recovery, net(5)	204	2,480
Other	22	67
Adjusted EBITDA	$227,623	$212,689
(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(4)    Represents a realized loss on an equity security investment composed primarily of common equity shares in a public company.
(5)    Represents losses associated with assets that were damaged in the fire that occurred in the third quarter of 2022 and ultimately could not be repaired or recovered.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022
Selling, general and administrative expenses	$39,681	$36,867
Less management adjustments:
Non-cash stock compensation	(8,853)	(7,114)
Divestiture of business	(547)	27
Other	(22)	(67)
Adjusted selling, general and administrative expenses	$30,259	$29,713

	Three Months Ended March 31, 2023
	Completion Services	WC&I	Total
Revenue	$895,564	$40,108	$935,672
Cost of services	642,929	31,015	673,944
Gross profit excluding depreciation and amortization	252,635	9,093	261,728
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$252,635	$9,093	$261,728

	Three Months Ended December 31, 2022
	Completion Services	WC&I	Total
Revenue	$829,800	$41,057	$870,857
Cost of services	602,326	30,564	632,890
Gross profit excluding depreciation and amortization	227,474	10,493	237,967
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$227,474	$10,493	$237,967

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended

	March 31, 2023	December 31, 2022
Net cash provided by operating activities	$173,253	$144,070

Net cash used in investing activities:
Capital expenditures	(99,121)	(79,478)
Proceeds from disposal of assets	2,102	14,129
Proceeds from insurance recoveries	104	14,506
Net cash used in investing activities	(96,915)	(50,843)

Free cash flow	$76,338	$93,227

	Three Months Ended

	March 31, 2023	December 31, 2022
Total debt, net of unamortized debt discount and debt issuance costs	$357,981	$361,429
Cash and cash equivalents	218,501	218,476
Net debt	$139,480	$142,953

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022
Net income	$253,993	$132,985
Plus management adjustments:
Acquisition, integration and expansion(1)	$161	$3,000
Non-cash stock compensation(2)	8,853	7,114
Divestiture of business(3)	547	(27)
Loss on equity security investment(4)	—	196
Insurance recovery, net(5)	204	2,480
Income tax benefit(6)	(107,426)	—
Other	22	67
Adjusted net income	$156,354	$145,815

Adjusted net income per share: basic	$0.67	$0.60
Adjusted net income per share: diluted	$0.66	$0.59

Weighted-average shares: basic	233,158	241,519
Weighted-average shares: diluted	237,072	247,980

(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(4)    Represents a realized loss on an equity security investment composed primarily of common equity shares in a public company.
(5)    Represents losses associated with assets that were damaged in the fire that occurred in the third quarter of 2022 and ultimately could not be repaired or recovered.
(6)    Represents tax benefit recognized by the Company related to the partial release of a valuation allowance on our deferred tax asset. This release reflects improved market conditions and the Company’s expectation to utilize these deferred tax assets in the coming years.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022
Net income	$253,993
Annualized net income	1,015,972

Adjusted net income	156,354
Annualized adjusted net income	$625,416

Long-term operating lease liabilities, less current maturities	17,267	13,267
Long-term finance lease liabilities, less current maturities	10,172	11,925
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	343,895	347,425
Total stockholders’ equity	988,116	789,919
Invested capital	$1,359,450	$1,162,536

Average invested capital(1)	$1,260,993

Annualized return on invested capital(2)	81%
Adjusted annualized return on invested capital(3)	50%
(1)    Average invested capital is defined as the average of the beginning and ending invested capital.
(2)    Annualized return on invested capital is defined as (i) annualized net income for a given quarter, (ii) divided by average invested capital during the period.
(3)    Adjusted annualized return on invested capital is defined as (i) annualized adjusted net income for a given quarter, (ii) divided by average invested capital during the period.